Exhibit 10.1

THE ACTIVE NETWORK, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(Performance Vesting)

The Active Network, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units (“Units”) pursuant to The Active Network, Inc. 2011 Equity Incentive Plan (the “Plan”), as follows:

Participant:	Employee ID:

Date of Grant:

Number of Units to be settled in shares of Common Stock:

                                     , subject to adjustment as provided by the Restricted Stock Units Agreement. Each Unit represents the right to receive on the applicable Settlement Date one (1) share of Stock, subject to the vesting requirements below.

Settlement Date:

Except as provided by the Restricted Stock Units Agreement, the date on which it is determined that a Unit becomes a Vested Unit, but in no event later than March 15th of the calendar year following the year in which the vesting occurs.

Vested Units:

Vesting of the Units shall be subject to the Company’s achievement of pre-established performance goals for the performance period. The Administrator shall determine the performance goals and the performance period prior to March 31, 2014. Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Units (disregarding any resulting fractional Unit) which shall vest following achievement of the performance goals shall be determined by the Administrator based upon the extent to which the Company achieves the performance goals. If the minimum performance goals are not met, no Units shall vest and no shares of common stock will be issuable to the Participant.

Change of Control:

[For avoidance of doubt, Units shall be deemed “Stock Awards” for purposes of Participant’s retention agreement entered into with the Company. Notwithstanding the vesting requirements set forth above, upon a “change in control” transaction (as such term is defined in the Participant’s retention agreement with the Company), the Units will become fully vested.][or][Prior to the Company’s achievement of the pre-established performance goals for the performance period, Units shall not be deemed “Stock Awards” for purposes of Participant’s retention agreement entered into with the Company. Notwithstanding the foregoing, if Participant’s employment with the Company is terminated by the Company without “cause” or the Participant terminates employment with the Company for “good reason,” in each case, in connection with or within twelve (12) months following a “change in control” transaction (as such terms are defined in the Participant’s retention agreement with the Company), such number of Units will become fully vested upon Participant’s termination of employment with the Company in accordance with the following formula:

Number of Units, multiplied by the quotient of (A) Number of full months elapsed from the grant date of the Units to the date that is one year following the date of Participant’s termination of employment, divided by (B) 36.

This Notice of Grant shall be deemed to be an amendment to Participant’s retention agreement with the Company. Except as specifically modified or amended by the terms of this Notice of Grant, the retention agreement and all provisions contained therein are, and shall continue, in full force and effect.]

[Signature Page to Follow]

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, both of which are made a part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Stock Units Agreement, and hereby accepts the Award subject to all of their terms and conditions.

THE ACTIVE NETWORK, INC.		PARTICIPANT

By:
	Jon Belmonte	Signature
Interim Chief Executive Officer
Date
Address:	10182 Telesis Court
Address
San Diego, CA 92121

The Restricted Stock Unit Agreement is attached to this Notice. Copies of the 2011 Equity Incentive Plan and Plan Prospectus are available on the E*Trade website.